Squire, Sanders & Dempsey
                                       LLP
                               Counsellors at Law
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304

                                January 10, 1998





Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

               Re:  Ohio Municipal Series
                    Post-Effective Amendment No. 31
                    -------------------------------

Ladies and Gentlemen:

               You have requested our opinion as to the Ohio tax aspects of the Ohio Municipal Series ("Ohio Series"), which is part of the Seligman Municipal Fund Series, Inc. (the "Fund"). We understand that the Fund is a non-diversified, open-end management company organized as a Maryland corporation in August, 1983. The Fund's articles of incorporation, as amended, (i) authorize a number of different classes of common stock, one of which is designated the Ohio Series, and (ii) provide that all consideration received by the Fund from the issue or sale of shares of each class, together with all investments of such consideration, all income, earnings and profits thereon, and all funds or payments allocated thereto by the Board of Directors of the Fund, shall irrevocably belong to such class, subject only to the liabilities of that class and to the rights of creditors of the Fund.

               We understand that the Ohio Series will invest primarily in interest-bearing obligations issued by or on behalf of the State of Ohio, political subdivisions thereof and agencies and instrumentalities of the State or its political subdivisions ("Ohio Obligations"), and by the governments of Puerto Rico, the Virgin Islands and Guam and their authorities or municipalities ("Territorial Obligations," and, together with Ohio Obligations, "Obligations").

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Seligman Municipal Fund Series, Inc.
January    , 1998
Page 2


We further understand that, based on the opinion of bond counsel with respect to each issue of Obligations held or to be held by the Ohio Series, rendered on the date of issuance thereof, interest on each such issue is excluded from gross income for federal income tax purposes under Section 103(a) of the Internal Revenue Code of 1986, as amended (the "Code"), its statutory predecessor or other provisions of federal law, provided that certain representations are accurate and certain covenants are satisfied.

               We understand that the Ohio Series intends to continue to qualify as a "regulated investment company" within the meaning of Section 851 of the Code, and to pay "exempt-interest dividends" within the meaning of Section 852(b) of the Code, I.E., dividends that are excludable from the shareholders' gross income for federal income tax purposes. We have assumed for the purposes of this opinion that the Ohio Series qualifies and will continue to qualify as a regulated investment company within the meaning of Section 851 of the Code and that at all times at least 50 percent of the value of the total assets of the Ohio Series will consist of Ohio Obligations, or similar obligations of other states or their subdivisions (but not including, for this purpose, Territorial Obligations).

               Based upon the foregoing and upon an examination of such documents and an investigation of such other matters of law as we have deemed necessary, we are of the opinion that under existing law:

               1. The Ohio Series is not subject to the Ohio personal income tax or municipal or school district income taxes in Ohio. The Ohio Series is not subject to the Ohio corporation franchise tax or the Ohio dealers in intangibles tax, provided that, if the Ohio Series has a sufficient nexus to the State of Ohio to be subject to Ohio taxation, such entity shall be exempt from such taxes only if it timely complies with the annual filing requirement of Section 5733.09 of the Ohio Revised Code. The Ohio Tax Commissioner has waived this annual filing requirement for every year since 1990, the first tax year to which such requirement applied.

               2. Shareholders who are subject to the Ohio personal income tax or municipal or school district income taxes in Ohio will not be subject to such taxes on distributions with respect to shares of the Ohio Series
("Distributions")   that  are   properly   attributable   to  interest  on  Ohio
Obligations.

               3. Shareholders who are subject to the Ohio corporation franchise tax computed on the net income basis will not be subject to such tax on Distributions to the extent that such Distributions (a) are properly attributable to interest on Ohio Obligations, (b) represent "exempt-interest dividends" for federal income tax purposes, or (c) are described in both (a) and
(b). Shares of the Ohio Series will be included in a Shareholder's tax base for purposes of computing the Ohio corporation franchise tax on the net worth basis.

Seligman Municipal Fund Series, Inc.
January    , 1998
Page 3

               4. Shareholders who are subject to the Ohio personal income tax, the Ohio corporation franchise tax computed on the net income basis, or municipal or school district income taxes in Ohio will not be subject to such taxes on Distributions of profit made on the sale, exchange, or other disposition of Ohio Obligations, including Distributions of "capital gain dividends," as defined in Section 852(b)(3)(C) of the Code, properly attributable to the sale, exchange, or other disposition of Ohio Obligations.

               5. Distributions properly attributable to interest on Territorial Obligations the interest on which is exempt from state income taxes under the laws of the United States are exempt from the Ohio personal income tax, and municipal and school district income taxes in Ohio, and, provided such interest is excluded from gross income for federal income tax purposes, are excluded from the net income base of the Ohio corporation franchise tax.

               6. Distributions properly attributable to proceeds of insurance paid to the Ohio Series that represent maturing or matured interest on defaulted Obligations held by the Ohio Series and that are excluded from gross income for federal income tax purposes are exempt from the Ohio personal income tax and municipal and school district income taxes in Ohio, and are excluded from the net income base of the Ohio corporation franchise tax.

               We have not examined any of the obligations to be acquired by the Ohio Series and express no opinion as to whether such obligations, interest thereon or gain from the sale or other disposition thereof are in fact exempt from any federal or Ohio taxes.

                              Respectfully submitted,

                              /s/ SQUIRE, SANDERS & DEMPSEY L.L.P.
                              ---------------------------------------
                                  Squire, Sanders & Dempsey L.L.P.

Seligman Municipal Fund Series, Inc.
January    , 1998
Page 4



                            Squire, Sanders & Dempsey
                                       LLP
                               Counsellors at Law
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304


                                             January 10, 1998



Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

    Re:  Seligman Municipal Fund Series, Inc. -- Post-Effective Amendment No. 31
         -----------------------------------------------------------------------

Ladies and Gentlemen:

               We have acted as Ohio tax counsel with respect to Post Effective Amendment No. 31 to the Registration Statement (the "Registration Statement") on Form N-1A for Seligman Municipal Fund Series, Inc. (the "Fund"). We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the reference to our firm under the caption "Taxes -- Ohio Taxes" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby acknowledge that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                          Very truly yours,

                          /s/ Squire, Sanders & Dempsey L.L.P.
                          -----------------------------------------
                              Squire, Sanders & Dempsey L.L.P.